EXHIBIT 99.1


ELITE PHARMACEUTICALS APPOINTS CHIEF SCIENTIFIC OFFICER

NORTHVALE, N.J.--April 29, 2008 --Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI), announced the appointment of Stuart Apfel M.D., its current Chief Medical Officer as its Chief Scientific Officer. Dr. Apfel will replace Dr. Veerappan Subramanian, who has been Elite's acting Chief Scientific Officer since February 9, 2007.

In his capacity as Chief Scientific Officer, Dr. Apfel will oversee all scientific activities and personnel of the Company.

"We are fortunate to have such a capable and skilled pharmaceutical developer and executive lead our scientific team. Dr. Apfel's experience in the development and clinical testing of pharmaceutical products and his scientific and regulatory expertise will be invaluable to us as we enter the later stages of clinical testing of our pain products. We also wish to thank Dr. Subramanian for his service as our interim Chief Scientific Officer and acknowledge his contributions to our Company." said Bernard Berk, Chairman and CEO of Elite.

Dr. Stuart Apfel has been Elite's Chief Medical Officer since January 3, 2008. Dr. Apfel is also the founder and current president of Parallax Clinical Research, a New York-based consulting firm that provides strategic and practical assistance with clinical trial protocol design, planning, initiating and management to biotechnology and small pharmaceutical companies with making the transition from the bench to a clinical development program, and in this capacity he has served as a consultant to the Company over the past year. From 2004 to 2006, Dr. Apfel was employed at DOV Pharmaceuticals, Inc. initially as a director of clinical research and then as a senior director of clinical research. From 2000 to 2004, Dr. Apfel was employed at Purdue Pharma L.P. Dr. Apfel initially worked as an associate director of clinical research at Purdue Pharma L.P. and then was promoted to a director of clinical research. Dr. Apfel is a board certified neurologist, and is currently on faculty as Associate Professor of Neurology at the Albert Einstein College of Medicine and at Downstate Medical School, where he continues to teach. From 1990 to 2000, he was a full time faculty member in the departments of Neurology and Neuroscience at Albert Einstein College of Medicine, where his research focused on the application of neurotrophic factors to neurologic disease.

ABOUT ELITE PHARMACEUTICALS, INC.

Elite Pharmaceuticals WWW.ELITEPHARMA.COM is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has two products currently being sold commercially and a pipeline of seven drug products under development in the therapeutic areas that include pain management, allergy and infection. The addressable market for Elite's current pipeline of products exceeds $6 billion. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF THE COMPANY, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANIES TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN


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ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q
AND 8K REPORTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACTS:
Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
DIANNE@ELITEPHARMA.COM